EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan of our report dated April 12, 2000 with respect to our audit of the financial statements of Sales OnLine Direct, Inc. (a Delaware corporation) included in its Annual Report on Form 10-KSB and Form-KSB/A for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission.


Wolf & Company, P.C.
/s/Wolf & Company, P.C.
Boston, MA
February 6, 2001